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                                                                    EXHIBIT 21.1


                             CAMPBELL RESOURCES INC.
                            SIGNIFICANT SUBSIDIARIES
                                December 31, 1996


The following signficant subsidiaries are consolidated in the financial statements submitted as a part of this report:







                                            Jurisdiction of        Percentage of
                                             Incorporation         Voting
                                                                   Securities
                                                                   Owned
Controlled by Campbell:
    Meston Resources Inc.                        Quebec                100%
    Sotula Gold Corp.                            Canada                100%

Controlled by Campbell & Sotula Gold Corp.       Mexico                100%
    Oro de Sotula, S.A. de C.V.

Controlled by Meston Resources Inc.
    Minera Cerro Quema, S.A.                     Panama                100%